Exhibit 99.1

FOR IMMEDIATE RELEASE

HTG Molecular Diagnostics Reports Second Quarter 2017 Results

Provides 2017 Revenue Guidance of $9.0 million to $12.0 million

TUCSON, Ariz., August 8, 2017 -- HTG Molecular Diagnostics, Inc. (NASDAQ:HTGM) (HTG), a provider of instruments, reagents and services for molecular profiling applications, today reported financial results for the three and six month periods ended June 30, 2017.

Recent Accomplishments & Highlights:

•

Announced the initiation of our second companion diagnostic development project with QIAGEN. Under this partnership, we are developing NGS gene expression profiling assays for multiple cancer therapies.

•	Announced the launch of our research use only HTG EdgeSeq PATH Assay.
•

Announced the expansion of our IVD Agreement with Illumina, Inc. to, among other things, extend the agreement and increase the number of test kits that may be developed for use with Illumina sequencing technology.

•	Achieved revenue of $1.8 million and $3.1 million for the three and six months ended June 30, 2017, respectively.

“The second quarter was very productive for HTG, highlighted by the expansion of our pharma companion diagnostic pipeline. We now have three clinical development programs including two in partnership with QIAGEN, further validating the combined value proposition that our partnership brings to pharma clients,” said TJ Johnson, President and CEO. “We are pleased with our growing momentum and expect full year 2017 revenue in the range of $9.0 million to $12.0 million.”

Second Quarter 2017 Financial Results:

Revenue for the second quarter of 2017 was $1.8 million, driven primarily by biopharmaceutical customer revenue, which accounted for the majority of the $1.4 million of service revenue for the quarter. Consumables revenue was $0.4 million for the quarter.

Net loss from operations for the second quarter of 2017 was $5.5 million, compared to $6.4 million for the second quarter of 2016. Net loss per share was $(0.60) for the second quarter of 2017 compared to $(0.98) for the second quarter of 2016.

HTG ended the second quarter with $13.4 million in total cash and cash equivalents.

Financial Outlook for 2017:

HTG is providing guidance for full year 2017 revenue in the range of $9.0 million to $12.0 million.

Conference Call and Webcast:

HTG will host an investment community conference call today beginning at 4:30 p.m. ET. Individuals interested in listening to the conference call may dial (866) 394-4225 for domestic callers, or (678) 509-7535 for international callers, conference ID 55006903, or access the webcast on the investor relations section of the Company’s website at: www.htgmolecular.com. The webcast will be available on the Company’s website for 90 days following the completion of the call.

About HTG:

Headquartered in Tucson, Arizona, the mission of HTG is to empower precision medicine at the local level. In 2013, the Company commercialized its first instrument platform and a portfolio of RNA assays that leveraged HTG's original proprietary nuclease protection chemistry. Continuous improvement led to the 2014 launch of the Company’s HTG EdgeSeq product line, which automates sample and targeted library preparation for next-generation sequencing. Additional information is available at www.htgmolecular.com.

Safe Harbor Statement:

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our partnership with QIAGEN, our strategic priorities and revenue expectations for 2017. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements necessarily contain these identifying words. These forward-looking statements are based upon management’s current expectations, are subject to known and unknown risks, and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, including, without limitation, the risk that we may not realize the benefits expected under our collaboration agreements, the risk that we may not achieve our revenue expectations for 2017 (including, without limitation, due to variations from our expectations in the amount or timing of work we perform under one or more companion diagnostic development programs with large pharma customers, which development programs comprise an increasing portion of our business and therefore have the ability to significantly impact the timing and amount of revenue recognized in one or more fiscal periods), risks associated with our ability to successfully commercialize our products; the risk that our products and services may not be adopted by biopharmaceutical companies or other customers as anticipated, or at all; our ability to manufacture our products to meet demand; the level and availability of first party payor reimbursement for our products; our ability to effectively manage our anticipated growth; our ability to protect our intellectual property rights and proprietary technologies; our ability to operate our business without infringing the intellectual property rights and proprietary technology of first parties; competition in our industry; the ability of additional capital and credit availability; our ability to attract and retain qualified personnel; and product liability claims. These and other factors are described in greater detail in our filings with the Securities and Exchange Commission, including without limitation our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017. All forward-looking statements contained in this press release speak only as of the date on which they were made, and we undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

-Financial tables follow-

HTG Molecular Diagnostics, Inc.
Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenue:
Product	$407,177	$577,127	$948,321	$1,177,317
Service	1,353,579	1,318,689	2,183,604	1,583,731
Total revenue	1,760,756	1,895,816	3,131,925	2,761,048
Cost of revenue	1,236,904	932,976	2,532,206	1,776,446
Gross margin	523,852	962,840	599,719	984,602

Operating expenses:
Selling, general and administrative	4,413,437	4,712,637	8,651,904	9,406,345
Research and development	1,618,889	2,611,591	2,885,952	4,605,692
Total operating expenses	6,032,326	7,324,228	11,537,856	14,012,037
Operating loss	(5,508,474)	(6,361,388)	(10,938,137)	(13,027,435)
Other expense, net	(332,428)	(489,355)	(718,759)	(846,333)
Net loss before income taxes	(5,840,902)	(6,850,743)	(11,656,896)	(13,873,768)
Provision for income taxes	—	860	280	4,259
Net loss	$(5,840,902)	$(6,851,603)	$(11,657,176)	$(13,878,027)

Net loss per share, basic and diluted	$(0.60)	$(0.98)	$(1.31)	$(2.00)
Shares used in computing net loss per share, basic and diluted	9,769,322	7,018,502	8,875,177	6,952,012

HTG Molecular Diagnostics, Inc.
Balance Sheets

	June 30,	December 31,
	2017	2016
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$13,398,036	$7,507,659
Short-term investments available-for-sale, at fair value	—	4,304,901
Accounts receivable	1,550,868	1,377,441
Inventory, net	1,313,507	1,511,053
Prepaid expenses and other	468,431	433,328
Total current assets	16,730,842	15,134,382

Deferred offering costs	—	49,630
Property and equipment, net	2,880,487	3,270,197
Total assets	$19,611,329	$18,454,209

Liabilities and stockholders' deficit
Current liabilities:
Accounts payable	$1,343,912	$761,663
Accrued liabilities	1,213,611	1,670,286
Deferred revenue	637,929	335,659
NuvoGen obligation - current	509,618	604,751
Term loan payable - current	6,668,789	6,389,782
Other current liabilities	224,875	258,850
Total current liabilities	10,598,734	10,020,991
Term loan payable - non-current, net of discount and debt issuance costs	2,214,820	5,389,137
NuvoGen obligation - non-current, net of discount	7,811,866	8,017,356
Other non-current liabilities	533,806	619,587
Total liabilities	21,159,226	24,047,071

Commitments and Contingencies
Total stockholders’ deficit	(1,547,897)	(5,592,862)
Total liabilities and stockholders' deficit	$19,611,329	$18,454,209

Contact:

Westwicke Partners

Jamar Ismail

Phone: (415) 513-1282

Email: jamar.ismail@westwicke.com

TJ Johnson
President / CEO
HTG Molecular Diagnostics
Phone: (520) 547-2827 x130
Email: tjjohnson@htgmolecular.com